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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

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                                  CHEMICAL BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                  ---------------------------------------------
                       ROCKWELL INTERNATIONAL CORPORATION
               (Exact name of obligor as specified in its charter)

DELAWARE                                                              95-1054708
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

2201 SEAL BEACH BOULEVARD
SEAL BEACH, CA                                                        90740-8250
(Address of principal executive offices)                              (Zip Code)

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                                 DEBT SECURITIES
                       (Title of the indenture securities)

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                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

         Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

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Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7th day of APRIL, 1995.

                                  CHEMICAL BANK

                                  By /s/ Anne G. Brenner
                                     ------------------------------------------
                                         Anne G. Brenner
                                         Assistant Vice President



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                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

            at the close of business December 31, 1994, in accordance
          with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                         DOLLAR AMOUNTS
                     ASSETS                                                IN MILLIONS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ............................................          $  6,291
     Interest-bearing balances ....................................             5,484
Securities:  ......................................................
Held to maturity securities........................................             6,313
Available for sale securities......................................            16,699
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold ...........................................             1,922
     Securities purchased under agreements to resell ..............                 0
Loans and lease financing receivables:
     Loans and leases, net of unearned income  $66,724
     Less: Allowance for loan and lease losses   1,909
     Less: Allocated transfer risk reserve ...     113
                                               -------
     Loans and leases, net of unearned income,
     allowance, and reserve .......................................            64,702
Assets held in trading accounts ...................................            25,685
Premises and fixed assets (including capitalized leases)...........             1,409
Other real estate owned ...........................................               248
Investments in unconsolidated subsidiaries and
     associated companies..........................................               150
Customer's liability to this bank on acceptance
     outstanding ..................................................             1,064
Intangible assets .................................................               535
Other assets ......................................................             5,240
                                                                             --------

TOTAL ASSETS ......................................................          $135,742
                                                                             ========


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                                   LIABILITIES

Deposits
     In domestic offices ................................                    $47,044
     Noninterest-bearing .........................$16,782
     Interest-bearing ............................ 30,262
                                                  -------
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's ..........................................                     31,227
     Noninterest-bearing .........................$   124
     Interest-bearing ............................ 31,103
                                                  -------

Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased ............................                     12,222
     Securities sold under agreements to repurchase .....                      1,428
Demand notes issued to the U.S. Treasury ................                      1,105
Trading liabilities .....................................                     17,412
Other Borrowed money:
     With original maturity of one year or less .........                      7,500
     with original maturity of more than one year .......                        916
Mortgage indebtedness and obligations under capitalized
     leases .............................................                         22
Bank's liability on acceptances executed and outstanding                       1,081
Subordinated notes and debentures .......................                      3,410
Other liabilities .......................................                      5,205

TOTAL LIABILITIES .......................................                    128,572
                                                                            --------


                                 EQUITY CAPITAL

Common stock ..........................................                          620
Surplus ...............................................                        4,501
Undivided profits and capital reserves ................                        2,461
Net unrealized holding gains (Losses)
on available-for-sale securities ......................                         (410)
Cumulative foreign currency translation adjustments ...                           (2)

TOTAL EQUITY CAPITAL ..................................                        7,170
                                                                            --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ..........................                    $135,742
                                                                            ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WALTER V. SHIPLEY       )
                                    EDWARD D. MILLER        )DIRECTORS
                                    WILLIAM B. HARRISON     )

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